EXHIBIT 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma combined financial data are presented to illustrate the effect the October 18, 2024 acquisition by Onfolio Holdings, Inc. (the “Company”), from Eastern Standard, LLC, substantially all of the Seller’s assets utilized in the operation of the business of digital marketing services, including integrated branding, and digital customer experiences, which will be known as “Eastern Standard” (the “Eastern Standard Acquisition” or the “Acquired Business”);

The following unaudited pro forma combined balance sheet data as of September 30, 2024 is presented as if the Eastern Standard Acquisition had occurred on September 30, 2024. The following unaudited pro forma combined statement of operations data for the nine months ended September 30, 2024 and the year ended December 31, 2023 is presented as if the Acquisitions occurred on January 1, 2023.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances; however, the actual results could differ. The pro forma adjustments are directly attributable to the Acquisition and are expected to have a continuing impact on the results of operations of the Company. Management believes that all adjustments necessary to present fairly the unaudited pro forma combined financial statements have been made. The unaudited pro forma combined financial statements are presented for informational purposes only and are not necessarily indicative of the results of operations that would have resulted had the Acquisition been consummated on the dates indicated, and should not be construed as being representative of the Company’s future results of operations or financial position.

 The Acquired Business assets, liabilities and results of operations presented herein were derived from the audited financial statements of the Acquired Business for the years ended December 31, 2023 and 2022, the unaudited interim financial statements for the nine months ended September 30, 2024 (the “Acquired Business Financial Statements”).

The unaudited pro forma combined financial statement data should be read in conjunction with (a) the historical consolidated financial statements and accompanying notes thereto of the Company for the year ended December 31, 2023, which were included in the Company’s Form 10K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission on April 24, 2024, (b) the historical unaudited consolidated quarterly financial statements and accompanying notes thereto of the Company for the nine months ended September 30, 2024, which were included in the Company’s Form 10-Q for the nine months ended September 30, 2024, as filed with the Securities and Exchange Commission on November 14, 2024 and (c) the Acquired Business Financial Statements, which are included as Exhibit 99.1, to this Current Report on Form 8-K/A of which these Unaudited Pro Forma Combined Financial Statements are included as Exhibit 99.2.

The unaudited pro forma combined financial statements included herein constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in the Annual Report and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the Commission on November 14, 2024.

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ONFOLIO HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2024

	Consolidated Historical		Estern Standard Pro Forma		Combined Pro Forma
	September 30, 2024	Eastern Standard	Adjustments ( See Notes)		September 30, 2024
ASSETS
Current Assets
Cash and cash equivalents	$363,244	$886,997	(886,997	)(a)	$363,244
Accounts receivable, net	226,664	508,295	(152,724	)(c)	582,235
Unbilled accounts receivable		245,175	-		245,175
Inventory	55,330	-	-		55,330
Prepaid expenses and other current assets	155,305	43,288	(43,288	)(c)	155,305
Total current assets	800,543	1,683,755	(1,083,009)		1,401,289

Non-current Assets
Fixed Assets, net	-	5,135	-		5,135
Intangible assets	4,069,795	874	1,129,126	(d)	5,199,795
Goodwill	3,112,987		1,141,178	(e)	4,254,165
Due from related party	126,013	-	-		126,013
Investment in unconsolidated joint ventures, cost method	188,007	-	-		188,007
Investment in unconsolidated joint ventures, equity method	267,483	-	-		267,483
Other assets	10,323	-	-		10,323
					-
TOTAL ASSETS	8,575,151	1,689,764	1,187,295		11,452,210

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and other current liabilities	786,716	239,405	(239,405	)(c)	786,716
Accrued compensation	-	97,890	(97,890	)(c)	-
Dividends payable	87,248	-	-		87,248
Notes Payable, current	311,577		1,250,000	(b)	1,561,577
Contingent consideration	1,929,000	-	-		1,929,000
Deferred Revenue	235,321	477,059	-		712,380
Total current liabilities	3,349,862	814,354	912,705		5,076,921

Notes payable	840,000	-	-		840,000
Notes payable, related parties	199,000	-	-		199,000

Total liabilities	4,388,862	814,354	912,705		6,115,921

STOCKHOLDERS' EQUITY
Net parent investment	-	875,410	(875,410	)(c)	-
Preferred stock	118	-	16	(b)	134
Common stock	5,128	-	-		5,128
Additional paid-in capital	21,877,261	-	409,984	(b)	22,287,245
Accumulated other comprehensive income	105,617	-	-		105,617
Retained earnings (accumulated deficit)	(18,106,474)	-	-		(18,106,474)
Total Onfolio Inc. stockholders equity	3,881,650	875,410	(465,410)		4,291,650
Non-Controlling Interest	304,639		740,000	(b)	1,044,639
Total Stockholders' Equity	4,186,289	875,410	274,590		5,336,289

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,575,151	$1,689,764	$1,187,295		$11,452,210

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ONFOLIO HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024

	Consolidated		Eastern Standard		Combined
	September 30, 2024	Eastern Standard	Pro Forma Adjustments		September 30, 2024

Revenues	$5,325,273	$3,453,126	$-		$8,778,399
Cost of revenues	2,139,831	1,684,488	-		3,824,319
Gross profit	3,185,442	1,768,638	-		4,954,080

Operating expenses:
Selling, general and administrative expenses	4,316,089	1,266,721	255,375	(f)	5,838,185
Professional Fees	595,056	-	-		595,056
Acquisition costs	122,266	-	-		122,266
Impairment of goodwill and intangible assets	4,678	-	-		4,678
Total operating expenses	5,038,089	1,266,721	255,375		6,560,185

Income (loss) from operations	(1,852,647)	501,917	(255,375)		(1,606,105)

Other income (expense):
Equity Method Income	(5,560)	-	-		(5,560)
Dividend Income	5,844	-	-		5,844
Interest income (expense), net	(60,564)	-	(75,000	)(g)	(135,564)
Other income	2,934	4,106	-		7,040
Total other income (expense)	(57,346)	4,106	(75,000)		(128,240)

Income (loss) before income taxes	(1,909,993)	506,023	(330,375)		(1,734,345)
Income tax benefit	-	-	-		-
Net income (loss)	(1,909,993)	506,023	(330,375)		(1,734,345)
Net loss attributable to noncontrolling interest	9,961	-	(257,889	)(h)	(247,928)
Net loss attributable to Onfolio Holdings Inc.	(1,900,032)	506,023	(588,264)		(1,982,273)

Dividends on Preferred stock	(253,833)	-	(36,900	)(i)	(290,733)
Net income (loss) available to Common Shareholders	$(2,153,865)	$506,023	$(625,164)		$(2,273,006)

Income (loss) per common share
Basic	$(0.42)				$(0.44)
Diluted	$(0.42)				$(0.44)

Shares used in computing earnings/(loss) per common share
Basic	5,114,767				5,114,767
Diluted	5,114,767				5,114,767

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ONFOLIO HOLDINGS, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2023

	Consolidated Historical		Eastern Standard Pro Forma		Combined Pro Forma
	December 31, 2023	Eastern Standard	Adjustments $		December 31, 2023

Revenues	$5,239,986	$3,497,372	$-		$8,737,358
Cost of revenues	1,997,155	1,807,629	-		3,804,784
Gross profit	3,242,831	1,689,743	-		4,932,574

Operating expenses:
Selling, general and administrative expenses	6,040,688	1,714,135	340,500	(f)	8,095,323
Professional Fees	1,160,410	-	-		1,160,410
Acquisition costs	3,952,433	-	-		3,952,433
Impairment of goodwill and intangible assets	326,899	-	-		326,899
Total operating expenses	11,480,430	1,714,135	340,500		13,535,065

Income (loss) from operations	(8,237,599)	(24,392)	(340,500)		(8,602,491)

Other income (expense):
Equity Method Income	13,190	-	-		13,190
Dividend Income	1,610	-	-		1,610
Interest income (expense), net	75,041	7,475	(100,000	)(g)	(17,484)
Other income	2,937	4,814	-		7,751
Total other income (expense)	92,778	12,289	(100,000)		5,067

Income (loss) before income taxes	(8,144,821)	(12,103)	(440,500)		(8,597,424)
Income tax (provision) benefit	-	-	-		-
Net income (loss)	(8,144,821)	(12,103)	(440,500)		(8,597,424)
Net loss attributable to noncontrolling interest	-	-	(132,089	)(h)	(132,089)
Net loss attributable to Onfolio Holdings Inc.	(8,144,821)	(12,103)	(572,589)		(8,729,513)

Dividends on Preferred stock	(227,298)	-	(49,200	)(i)	(276,498)
Net income (loss) available to Common Shareholders	$(8,372,119)	$(12,103)	$(621,789)		$(9,006,011)

Income (loss) per common share
Basic	$(1.64)				$(1.76)
Diluted	$(1.64)				$(1.76)

Shares used in computing earnings/(loss) per common share
Basic	5,107,395				5,107,395
Diluted	5,107,395				5,107,395

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ONFOLIO HOLDINGS, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	DESCRIPTION OF TRANSACTIONS

Acquisition of Eastern Standard

On September 20, 2024, Eastern Standard LLC (“Eastern Standard Delaware”), a Delaware limited liability company and Onfolio Holdings Inc.’s (the “Company”) majority owned subsidiary, entered into an Asset Purchase Agreement (“Asset Purchase Agreement”) with Eastern Standard, LLC (“Eastern Standard Pennsylvania”), a Pennsylvania limited liability company, Mark Gisi, James Keller and Vincent Giordano. Pursuant to the Asset Purchase Agreement, Eastern Standard Delaware will purchase from Eastern Standard Pennsylvania all of Eastern Standard Pennsylvania’s assets utilized in the operation of its business of providing digital marketing services, including integrated branding, and digital customer experiences (the “Acquired Business”).

Pursuant to the Asset Purchase Agreement, and subject to the terms and conditions contained therein, at the closing, Eastern Standard Pennsylvania agreed to sell to Eastern Standard Delaware the Acquired Business, all as more fully described in the Asset Purchase Agreement. The aggregate purchase price for the Acquired Business is $2,160,000. As of the closing, the Company owns 70% of Eastern Standard Delaware in exchange for $1,250,000 payable pursuant to two secured promissory notes which are guaranteed by the Company, and $410,000 of the Company’s Series A Preferred Shares. The entities comprising the Company’s special purpose vehicle funding program owns an aggregate of 20% of Eastern Standard Delaware in exchange for $500,000 payable in cash. Eastern Standard Pennsylvania owns a 10% roll-over equity interest in Eastern Standard Delaware.

The transaction closed on October 18, 2024, when consideration was transferred by Onfolio and control was obtained by Onfolio and will be accounted for as a business combination under ASC 805.

2.	BASIS OF PRESENTATION

The accompanying unaudited pro forma combined financial statements are based on the Company’s and the Acquired Businesses’ historical financial as adjusted to give effect to the pro forma adjustments necessary to reflect the Acquisitions and the Company’s new equity issuance to finance the acquisition. The unaudited pro forma combined statement of operations for the nine months ended September 30, 2024 and the year ended December 31, 2023, gives effect to the Acquired Business as if it had occurred on January 1, 2024 and 2023, respectively and the pro forma combined balance sheet as of September 30, 2024 gives effect to the Acquisition as if it had occurred on September 30, 2024.

3.	PRELIMINARY PURCHASE PRICE ALLOCATIONS

The preliminary purchase price for the Acquired Businesses have been allocated to the assets acquired and liabilities assumed for purposes of this pro forma financial information based on their estimated relative fair values. The purchase price allocations herein are preliminary. The final purchase price allocations for the Acquired Businesses will be determined after completion of a thorough analysis to determine the fair value of all assets acquired and liabilities assumed but in no event later than one year following completion of the Acquisitions. Accordingly, the final acquisition accounting adjustments could differ materially from the accounting adjustments included in the pro forma financial statements presented herein. Any increase or decrease in the fair value of the assets acquired and liabilities assumed, as compared to the information shown herein, could also change the portion of purchase price allocable to goodwill and could impact the operating results of the Company following the acquisition due to differences in purchase price allocation, depreciation and amortization related to some of these assets and liabilities.

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Preliminary Purchase Price Allocation

The acquisition of Eastern Standard is being accounted for as a business combination under Financial Accounting Standards Board Accounting Standards Codification (ASC) 805. The following information summarizes the provisional purchase consideration and preliminary allocation of the fair values assigned to the assets at the purchase date:

Preliminary Purchase Price:

Cash	$500,000
Promissory Note, net of discount	1,250,000
Preferred Shares	410,000
Roll-over equity	240,000
Total preliminary purchase consideration	2,400,000

Preliminary Purchase Price Allocation
Accounts receivable	$355,572
Unbilled receivables	245,175
Fixed assets	5,135
Website domains	90,000
Customer relationships	490,000
Trademarks and trade names	530,000
Non-compete agreement	20,000
Goodwill	1,141,177
Deferred revenues	(477,059)

Net assets acquired	$2,400,000

4.	PRO FORMA ADJUSTMENTS

The unaudited pro forma combined statements of operations and balance sheets reflect the effect of the following pro forma adjustments:

(a)	Net pro forma impact to cash as follows:

Remove historical cash of Eastern Standard	(886,997)

Net pro forma impact to cash	$(886,997)

(b)	Other Consideration given for asset acquisitions consisting of:

Note payable bearing interest at 8% per annum with a maturity date of April 18, 2025	$400,000
Note payable bearing interest at 8% per annum with a maturity date of October 18, 2026	850,000
Roll-over equity	240,000
Amount paid by SPV in exchange for equity interest	500,000
Preferred shares	410,000
Total other consideration given	$2,400,000

(c)	Elimination of historical assets and liabilities not acquired as part Acquired Businesses

(d)	Estimated Fair Value of intangible assets acquired in acquisitions

(e)	Estimated Fair Value of goodwill acquired in business acquisitions

(f)	Estimated intangible assets amortization of acquired intangible assets.

(g)	Estimated interest from new promissory notes issued as consideration to the sellers of the Acquired Businesses.

(h)	Estimated dividends from new preferred shares issued as consideration to the sellers of the Acquired Businesses.

(i)	Estimated net loss attributable to the non-controlling interest issued as consideration to the sellers of the Acquired Businesses.

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